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                                                                  EXHIBIT (4)(c)


                          CERTIFICATE OF INCORPORATION

                                       OF

                            BANPONCE FINANCIAL CORP.



                 FIRST.  The name of the corporation is BanPonce Financial Corp.

                 SECOND. The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                 THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                 FOURTH. The total number of shares which the corporation shall have authority to issue is 100 shares of Common Stock, and the par value of each of such shares is $.01.

                 FIFTH. The name and mailing address of the incorporator is William C. Caccamise, Jr., 125 Broad Street, New York, New York 10004.

                 SIXTH. The board of directors of the corporation is expressly authorized to adopt, amend or repeal by-laws of the corporation.

                 SEVENTH. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.
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                 IN WITNESS WHEREOF, I have signed this certificate of
incorporation this 11th day of April, 1991.



                                              /s/ William C. Caccamise, Jr.
                                           -----------------------------------
                                                  William C. Caccamise, Jr.

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                           CERTIFICATE OF AMENDMENT

                       TO CERTIFICATE OF INCORPORATION

                                      OF

                        BANPONCE FINANCIAL CORPORATION

     BanPonce Financial Corp. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That a special meeting of the Stockholders of said corporation, duly called and held, upon written waiver of notice signed by the sole stockholder of the Corporation, a resolution was adopted to amend the Certificate of Incorporation of said Corporation. The resolution setting forth the proposed amendment is as follows:

     "RESOLVED, that the Certificate of Incorporation of BanPonce Financial Corp. is hereby amended by changing the fourth Article thereof so that, as amended said Article shall be and read as follows:

          FOURTH: The total number of shares which the corporation shall have the authority to issue is 10,000 shares of Common Stock, and the par value of each of such shares is $1.00."

     SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, BanPonce Financial Corp. has caused this certificate to be signed by Richard L. Carrion, its Chairman of the Board of Directors and attested by Ernesto N. Mayoral Megwinoff, its Assistant Secretary, this 23 day of May, 1994.




                                          By: /s/ Richard L. Carrion
                                              ---------------------------
                                              Richard L. Carrion
                                              Chairman of the Board of Directors



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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            BANPONCE FINANCIAL CORP.


                 Banponce Financial Corp., a Delaware corporation, hereby certifies as follows:

                 FIRST. The Board of Directors of said corporation duly adopted a resolution setting forth and declaring advisable the amendment of Article Fourth of the certificate of incorporation, as amended, of said corporation to create a new class of stock of the Corporation designated as Preferred Stock and to increase the total number of shares of stock of all classes that the Corporation shall have the authority to issue from 10,000 shares of Common Stock, par value $1.00 per share, to 10,010,000 shares of stock, of which 10,000 shares of the par value of $1.00 per share shall be designated as Common Stock and 10,000,000 shares of the par value of $.01 per share shall be designated as Preferred Stock, so that, as amended, said Article shall read as follows:

                 "FOURTH. The total number of shares of all classes of stock which the corporation shall have authority to issue is 10,010,000, of which 10,000 shares of the par value of $1.00 per share shall be designated as Common



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         Stock and 10,000,000 shares of the par value of $.01 per share shall be designated as Preferred Stock. Shares of Preferred Stock may be issued in series from time to time by the board of directors, and the board of directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including without limitation the following:

                 (a) the distinctive serial designation of such series which shall distinguish it from other series;

                 (b) the number of shares included in such series, which number may be increased or decreased from time to time unless otherwise provided by the board of directors in the resolution or resolutions providing for the issue of such series;

                 (c) the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

                 (d) whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from





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         which dividends on the shares of such series shall be cumulative;

                 (e) the amount or amounts which shall be payable out of the assets of the corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up the corporation;

                 (f) the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

                 (g) the obligation, if any, of the corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                 (h) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, and





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         the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto; and

                 (i) the voting rights, if any, of the holders of the shares of such series.

                 SECOND. In lieu of a vote of stockholders, written consent to the foregoing amendment has been given by the holder of all of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware; and such amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                 IN WITNESS WHEREOF, BanPonce Financial Corp. has caused this certificate to be signed by David H. Chafey, Jr., its President, on the 2nd day of August, 1995.

                                           BANPONCE FINANCIAL CORP.


                                           By: /s/ David H. Chafey, Jr.
                                              -------------------------
                                              Name: David H. Chafey, Jr.
                                              Title: President





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